EXHIBIT 12.


                                USX CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       TOTAL ENTERPRISE BASIS--UNAUDITED
                             (DOLLARS IN MILLIONS)


                                                                                        Year Ended December 31
                                                                      -------------------------------------------------------
                                                                       1993         1992          1991       1990       1989
                                                                      ------       ------        ------     ------     ------
Portion of rentals representing interest  . . . . . . . . . . . .     $   84       $    87       $  91     $   88     $    79
Capitalized interest  . . . . . . . . . . . . . . . . . . . . . .        105            78          63         50          42
Other interest and fixed charges  . . . . . . . . . . . . . . . .        372           408         474        554         761
                                                                      ------       -------       -----     ------     -------
Total fixed charges (A) . . . . . . . . . . . . . . . . . . . . .     $  561       $   573       $ 628     $  692     $   882
                                                                      ======       =======       =====     ======     =======

Earnings-pretax income (loss) with
     applicable adjustments(B)  . . . . . . . . . . . . . . . . .     $  280       $   376       $ (53)    $1,935     $ 2,271
                                                                      ======       =======       =====     ======     =======

Ratio of (B) to (A) . . . . . . . . . . . . . . . . . . . . . . .         (a)           (a)         (a)      2.80        2.57
                                                                      ======       =======       =====     ======     =======

- - ----------------
(a) Earnings did not cover fixed charges by $281 million for 1993, by $197 million for 1992 and by $681 million for 1991.



           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                       TOTAL ENTERPRISE BASIS--UNAUDITED
                             (DOLLARS IN MILLIONS)



                                                                                        Year Ended December 31
                                                                      -------------------------------------------------------
                                                                       1993         1992          1991       1990       1989
                                                                      ------       ------        ------     ------     ------
Portion of rentals representing interest  . . . . . . . . . . . .     $   84       $    87       $  91     $   88     $    79
Capitalized interest  . . . . . . . . . . . . . . . . . . . . . .        105            78          63         50          42
Other interest and fixed charges  . . . . . . . . . . . . . . . .        372           408         474        554         761
Pretax earnings which would be required to
     cover preferred stock dividend requirements
     or parent  . . . . . . . . . . . . . . . . . . . . . . . . .         44            14          15         28          93
                                                                      ------       -------       -----     ------     -------

Combined fixed charges and preferred stock
     dividends(A)   . . . . . . . . . . . . . . . . . . . . . . .     $  605       $   587       $ 643     $  720     $   975
                                                                      ======       =======       =====     ======     =======

Earnings=pretax income (loss) with
     applicable adjustments(B)  . . . . . . . . . . . . . . . . .     $  280       $   376       $ (53)    $1,935     $ 2,271
                                                                      ======       =======       =====     ======     =======

Ratio of (B) to (A) . . . . . . . . . . . . . . . . . . . . . . .         (a)           (a)         (a)      2.69        2.33
                                                                      ======       =======       =====     ======     =======

- - ----------------
(a) Earnings did not cover combined fixed charges and preferred stock dividends by $325 million for 1993, by $211 million for 1992 and by $696 million for 1991.